Exhibit 10.8

                               QCR HOLDINGS, INC.

                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT ("Agreement") is made this 1st day of January, 2004, by and between QCR Holdings, Inc., a Delaware corporation (the "Company"), and TODD A. GIPPLE (the "Executive").

                                  INTRODUCTION

The Executive and the Company previously entered into that certain QCR Holding, Inc. Executive Deferred Compensation Agreement dated January 1, 2002, to encourage the Executive to remain an employee of the Company. The Company is willing to continue to provide to the Executive a deferred compensation opportunity together with matching contributions by the Company under the terms of this Agreement. The Company will pay the Executive's benefits from the Company's general assets.

                                    AGREEMENT

The Executive and the Company agree as follows:

                                    Article 1
                                   Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1    "Anniversary Date" means December 31 of each year.

1.2    "Change of Control" means:

       a) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 33 percent or more of the combined voting power of the then outstanding voting securities of the Company; or

       b) The individuals who, as of the date hereof, are members of the Board of Directors of the Company (the "Board") cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered a member of the Board; or

       c) Approval by stockholders of the Company of (1) a merger or consolidation if the stockholders, immediately before such a merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 67 percent of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of two-thirds or more of the consolidated assets of the Company.

            Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33 percent or more of the combined voting power of the then outstanding securities of the Company are acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity, or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

1.3    "Code" means the Internal Revenue Code of 1986, as amended.

1.4    "Company" means QCR Holdings, Inc.

1.5 "Compensation" means the total salary and bonus paid to the Executive during a Plan Year.

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1.6    "Deferral  Account"  means the Company's  accounting  of the  Executive's accumulated Deferrals plus accrued interest.

1.7 "Deferrals" means the amount of the Executive's Compensation which the Executive elects to defer according to this Agreement.

1.8 "Disability" means, if the Executive is covered by a Company or a Company affiliate's sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness or injury which, in the judgment of the Executive Committee of the Board of Directors of the Company limits the Executive from performing the material and substantial duties of his position(s) with the Company. As a condition to any Disability benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

1.9    "Election Form" means the Form attached as Exhibit 1.

1.10   "Normal Retirement Age" means the Executive's 65th birthday.

1.11 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

1.12   "Original Effective Date" means January 1, 2002.

1.13   "Plan Year" means the calendar year.

1.14 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence which is approved by the Company. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Company shall have the sole and absolute right to decide the dispute.

                                    Article 2
                                Deferral Election

2.1 Initial Election. The Executive shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within thirty (30) days after the Original Effective Date of this Agreement. The Election Form shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned after the date the Election Form is received by the Company.

2.2    Election Changes.

       2.2.1 Generally. Upon the Company's approval, the Executive may modify the amount of Compensation to be deferred annually by filing a new Election Form with the Company prior to the beginning of the Plan Year in which the Compensation is to be deferred. The modified deferral election shall not be effective until the Plan Year following the year in which the subsequent Election Form is received and approved by the Company.

       2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Company, may reduce future deferrals under this Agreement.

                                    Article 3
                                Deferral Account

3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

       3.1.1 Deferrals. The Compensation deferred by the Executive as of the time the Compensation would have otherwise been paid to the Executive.
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       3.1.2   Matching  Contribution.  A  matching  contribution  equal to (and credited to the Deferral Account at the same time as) the amounts credited to the Deferral Account under Section 3.1.1, subject to an annual maximum matching contribution of 100 percent of the
               Compensation   deferred   by   the   Executive,   said   matching
               contribution  not  to  exceed  $10,000  (Ten  Thousand   Dollars)
               annually.

       3.1.3 Interest. On each Anniversary Date of this Agreement and continuing until all benefit payments under this Agreement have been made, interest is to be accrued on the account balance and compounded at an annual rate equal to the Wall Street Journal Prime Rate on the first business day of the Plan Year. This interest rate shall have a minimum or floor of 6% and shall not exceed 12%.

3.2 Statement of Accounts. The Company shall provide to the Executive, within one hundred twenty (120) days after each Anniversary Date, a statement setting forth the Deferral Account balance.

3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    Article 4
                                Lifetime Benefits

4.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

       4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Executive's Normal Retirement Date.

       4.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The Company shall credit interest pursuant to
               Section 3.1.3 on the remaining account balance during any applicable installment period.

4.2 Early Retirement Benefit. Upon Termination of Employment prior to the Normal Retirement Age for reasons other than death, Change of Control or Disability, the Company shall pay to the Executive the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

       4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at the Executive's Termination of Employment.

       4.2.2 Payment of Benefit. The Company shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Company shall credit interest pursuant to Section
               3.1.3 on the remaining account balance during any applicable installment period.

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4.3    Disability  Benefit.  If  the  Executive  terminates  employment  due  to
       Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

       4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Executive's Termination of Employment.

       4.3.2 Payment of Benefit. The Company shall pay the benefit to the Executive in 180 equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Company shall credit interest pursuant to Section
               3.1.3 on the remaining account balance during any applicable installment period.

4.4 Change of Control Benefit. Upon a Change of Control, the Company shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

       4.4.1 Amount of Benefit. The benefit under this Section 4.4 shall be the greater of: (a) the Deferral Account balance at the Executive's Termination of Employment; or (b) $1,288,000 (One Million Two Hundred Eighty-Eight Thousand Dollars).

       4.4.2 Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within 60 days following the Executive's Termination of Employment.

       4.4.3 Obligation to Fund. Notwithstanding any provision to the contrary contained herein, no later than the date of a Change of Control, the Company shall fund a "Rabbi Trust" (as such term is described in Revenue Procedure 92-64) in the amount of the payment required under Section 4.4.2, with the trustee of such trust being designated by the Board in its sole and absolute discretion.

4.5 Hardship Distribution. Upon the Board of Director's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    Article 5
                                 Death Benefits

5.1 Death During Active Service. If the Executive dies while in the employment of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

       5.1.1 Amount of Benefit. The benefit under Section 5.1 is the greater of: (a) the Deferral Account balance; or (b) $1,288,000 (One Million Two Hundred Eighty-Eight Thousand Dollars).

       5.1.2 Payment of Benefit. The Company shall pay the benefit to the beneficiary in the manner elected by the Executive on the attached Beneficiary Designation form, or as such form may have been amended by the Executive prior to his death. In the event that the death benefit hereunder is paid in installments, the Company shall credit interest pursuant to Section 3.1.3 on the remaining account balance during any applicable installment period.

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5.2    Death During Payment of a Lifetime  Benefit.  If the Executive dies after any Lifetime Benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

5.3 Death After Termination of Employment But Before Payment of a Lifetime Benefit Commences. If the Executive is entitled to a Lifetime Benefit under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the Lifetime Benefit to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                    Article 6
                                  Beneficiaries

6.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 7
                               General Limitations

7.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is attributable to the Company match credited under Section 3.1.2 of this Agreement and the interest earned on the Deferral Account if the Company terminates the Executive's employment for:

       (a) A material violation by the Executive of any applicable material law or regulation respecting the business of the Company or any subsidiary of the Company;

       (b) The Executive being found guilty of a felony, an act of dishonesty in connection with the performance of his duties as an officer of the Company, or which disqualifies the Executive from serving as an officer or director of the Company or the or any subsidiary of the Company; or

       (c) The willful or negligent failure of the Executive to perform his duties for the Company or any subsidiary of the Company in any material respect.

7.2 Suicide or Misstatement. The Company shall not pay any death benefit under this Agreement exceeding the Deferral Account if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

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                                    Article 8
                          Claims and Review Procedures

8.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the written notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, (4) an explanation of the Agreement's claims review procedure, the time limits applicable and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed, and (5) a statement of the Claimant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") following an adverse benefit determination on review. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant, prior to the expiration of the initial 90-day period, of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

8.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. In considering the review, the Company shall take into account all materials and information submitted by Claimant, without regard to whether the information was submitted or considered in the initial benefit determination. The Company shall notify the Claimant of its decision in writing within the 60-day period, which notice shall set forth (a) the specific basis of its decision, written in a manner calculated to be understood by the Claimant, (b) the specific provisions of the Agreement on which the decision is based, (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information (as defined in applicable ERISA regulations) to the Claimant's claim for benefits, and (d) a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    Article 9
                           Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

Notwithstanding the previous paragraph, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In no event shall this Agreement be terminated under this section without payment to the Executive of the Deferral Account balance attributable to the Executive's Deferrals and interest credited on such amounts.

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                                   Article 10
                                  Miscellaneous

10.1   Binding Effect.  This Agreement shall bind the Executive and the Company,
       and  their  beneficiaries,   survivors,  executors,   administrators  and
       transferees.

10.2 No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the shareholders' rights to replace the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

10.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Iowa, except to the extent preempted by the laws of the United States of America.

10.6 Unfunded Arrangement. The Executive and the Executive's beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and the Executive's beneficiary have no preferred or secured claim.

10.7 Reorganization. The Company shall not merge or consolidate into or with another Company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.

10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

10.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

       (a)  Interpreting the provisions of the Agreement;

       (b)  Establishing   and  revising  the  method  of  accounting   for  the
            Agreement;

       (c)  Maintaining a record of benefit payments; and

       (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

       The decision or action of the Company with respect to any question arising out of or in connection with the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

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10.10  Payment  of Legal  Fees.  The  Company  is aware  that  after a Change of
       Control, management of the Company or its successor could cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, including the possible pursuit of litigation to avoid its obligations under this Agreement. In these circumstances, the purpose of this Agreement would be frustrated. It is the Company's intention that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Executive hereunder. It is the Company's intention that the Executive not be forced to negotiate settlement of his rights under this Agreement under threat of incurring expenses. Accordingly, if after a Change of Control occurs it appears to the Executive that (a) the Company has failed to comply with any of its obligations under this Agreement, or (b) the Company or any other person has taken any action to avoid its obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as provided in this Section 10.10, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or previous attorney-client relationship between the Company and any counsel chosen by the Executive under this Section 10.10, the Company irrevocably consents to the Executive entering into an attorney-client relationship with that counsel, and the Company and the Executive agree that a confidential relationship shall exist between the Executive and that counsel. The fees and expenses of counsel selected from time to time by the Executive as provided in this Section 10.10 shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices. The Company's obligation to reimburse Executive for legal fees as provided under this Section 10.10 and any separate employment, severance or other agreement between the Executive and the Company shall not exceed $200,000 in the aggregate. Accordingly, the Company's obligation to pay the Executive's legal fees provided by this Section 10.10 shall be offset by any legal fee reimbursement obligation the Company may have with the Executive under any separate employment, severance or other agreement between the Executive and the Company.

10.11 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

COMPANY:                                             EXECUTIVE:

QCR HOLDINGS, INC.

By:  /s/ James J. Brownson                           /s/ Todd A. Gipple
     ------------------------------                  ---------------------------
     James J. Brownson,                              Todd A. Gipple
     Chairman, Executive Committee
     of the Board

By:  /s/ Douglas M. Hultquist
     ------------------------------
     Douglas M. Hultquist,
     President

                                    EXHIBIT 1
                                       TO
                               QCR HOLDINGS, INC.
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

                                Deferral Election


I elect to defer my Compensation received under the Executive Deferred Compensation Agreement with the Company, as follows:

--------------------------------------------------------------------------------

               Amount of Deferral                              Duration

================================================================================

[Initial and Complete one]                      [Initial One]

____     I elect to defer ____% of my           ____     One Year only
         Compensation.
                                                ____     For    ______   [Insert
         I elect to defer $______ of all                 Number] Years
-------
         Compensation.
                                                                  Until
                                                -------
____     I elect not to defer any of my                  Termination
         Compensation.                                    of Employment

                                                ____     Until      ___________,
                                                         ___________ (date)

--------------------------------------------------------------------------------

Upon the Company's approval, I understand that I may change the amount and duration of my deferrals by filing a new election form with the Company; provided, however, that any subsequent election will not be effective until the Plan Year following the year in which the new election is received by the Company.

Signature

Date

Accepted by the Company this _____ day of ______________, 20___.

By

Title

                             Beneficiary Designation

                               QCR HOLDINGS, INC.

                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

I designate the following as beneficiary of benefits under the Executive Deferred Compensation Agreement payable following my death:

Primary:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------


Contingent:
            --------------------------------------------------------------------

--------------------------------------------------------------------------------


Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

FORM OF PRE-RETIREMENT DEATH BENEFIT, Article 5, Section 5.1.2

I elect to have my beneficiary receive benefits under the Agreement in the following form: [Initial One]

            Lump Sum                   Equal monthly installments for 180 months
-----------           --------------

Signature

Date

Accepted by the Company this ____ day of ___________, 20___.

By
Title